(h)(xxii)(a)

Amendment to Participation Agreement

This Amendment is effective as of July 1, 2013, by and between PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the “Trust”), THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC., a Delaware life insurance company (the “Company”) on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the “Accounts”), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation (“PIM”) and PIONEER FUNDS DISTRIBUTOR, INC., a corporation organized under the laws of The Commonwealth of Massachusetts (“PFD”). PIM and PFD are Members of the UniCredit Banking Group, Register of Banking Groups.

WHEREAS, the parties entered into a Participation Agreement on January 1, 2009, (the “Agreement”);

WHEREAS, the parties reserved to themselves the right to amend the Agreement from time to time in a writing executed by the parties; and

NOW, THEREFORE, the parties agree to amend the Agreement as follows.

1.	Schedule A to the Agreement is hereby deleted in its entirety and is replaced with a new Schedule A as attached hereto.

2.	Except as provided herein, the terms and conditions contained in the Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the effective date set forth above.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. By its authorized officer,		PIONEER INVESTMENT MANAGEMENT, INC. Pioneer Investment Management Shareholder Services, Inc.
By its authorized officer,

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

PIONEER VARIABLE CONTRACTS TRUST, on behalf of the Portfolios By its authorized officer and not individually,		PIONEER FUNDS DISTRIBUTOR, INC. By its authorized officer,

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

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SCHEDULE A

ACCOUNTS, CONTRACTS AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Portfolios and Class of Shares Available to Contracts
Variable Annuity Account R, established March 12, 2003	The Guardian Investor Variable Annuity L Series	Pioneer Fundamental Value VCT Portfolio (Class II)

	The Guardian Investor Variable Annuity B Series	Pioneer Equity Income VCT Portfolio (Class II)

Pioneer Fund VCT Portfolio (Class II)

Pioneer Mid Cap Value VCT Portfolio (Class II)

	Guardian Investor II Variable Annuity	Pioneer Equity Income VCT Portfolio (Class II)

	Guardian Investor ProFreedom Variable AnnuitySM B Series	Pioneer Bond Fund VCT Portfolio (Class II)

Guardian Investor ProStrategies Variable AnnuitySM I Series

Guardian Investor ProFreedom Variable AnnuitySM C Series

Variable Life Account N, established September 23, 1999	Flexible Solutions® VUL III	Pioneer Equity Income VCT Portfolio (Class II)

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